EXHIBIT 23(ii)

                          INDEPENDENT AUDITORS' CONSENT

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 27, 2004, relating to the consolidated financial statements of Segmentz, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/S/

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
June 4, 2004